UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 29, 2019

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 29, 2019, Juniper Networks, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Contract”) with JPMorgan Chase Bank, National Association, to repurchase an aggregate of approximately $300 million of the Company’s outstanding common stock. Under the ASR Contract, the Company will make payments of approximately $300 million in the aggregate to JPMorgan Chase Bank, National Association and will receive an initial delivery of approximately 8,589,835 shares of common stock in the aggregate from JPMorgan Chase Bank, National Association. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the Company’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, JPMorgan Chase Bank, National Association may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to JPMorgan Chase Bank, National Association. Final settlement of the transactions under the ASR Contract is expected to occur no later than September 26, 2019. The terms of the accelerated share repurchase under the ASR Contract are subject to adjustment or termination if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of common stock that will be delivered, the required timing of delivery of the shares of common stock, the circumstances under which JPMorgan Chase Bank, National Association is permitted to make adjustments to valuation and calculation periods or to terminate the ASR Contract and various acknowledgments, representations and warranties made by the Company, on the one hand and JPMorgan Chase Bank, National Association on the other hand, to each other. From time to time, JPMorgan Chase Bank, National Association and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, the forms of which will be filed in the Company’s Quarterly Report for the first quarter of 2019 on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

April 30, 2019	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel